AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to Purchase Agreement (this “Amendment”), dated as of November 9, 2026, is by and between Fold Holdings, Inc., a Delaware corporation (the “Company”), and SATS Credit Fund LP, a Delaware limited partnership (the “Buyer” and together with the Company, the “Parties” and each a “Party”).

BACKGROUND

A. The Company and the Buyer are parties to the Purchase Agreement dated as of February 25, 2026 (the “Purchase Agreement”), pursuant to which the Buyer purchased from the Company the Note and the Commitment Shares.

B. Concurrently with the execution of this Amendment, the Company is executing and delivering to the Buyer the Amended and Restated Senior Unsecured Promissory Note of the Company dated as of the date hereof (the “A&R Note”), which amends and restates the Note in its entirety, and the Company and the Buyer are entering into Amendment No. 1 to the Registration Rights Agreement dated as of the date hereof (the “RRA Amendment”).

C. Each of the Company and the Buyer is executing and delivering this Amendment in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act, as amended.

D. Pursuant to Section 10(i) of the Purchase Agreement, the Purchase Agreement may be amended only by written agreement of the Parties, and the Parties desire to amend the Purchase Agreement as set forth herein.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Definitions. Capitalized terms used and not defined herein have the meanings given in the Purchase Agreement or, if not defined therein, in the A&R Note.

2. Amendments to the Purchase Agreement. Effective as of the Restatement Date, the Purchase Agreement is amended as follows:

(a) Note. Each reference in the Purchase Agreement to the “Note” shall mean the A&R Note, including all Advances thereunder, and Exhibit A to the Purchase Agreement is replaced with the A&R Note. Recital B is amended and restated in its entirety to read: “B. The Company has authorized an amended and restated senior unsecured promissory note of the Company, in a maximum principal amount of Twenty-Five Million Dollars ($25,000,000), of which Thirteen Million Dollars ($13,000,000) is outstanding on the Restatement Date (as defined therein), substantially in the form attached hereto as Exhibit A (the “Note”), which amends and restates in its entirety the senior unsecured promissory note of the Company dated February 25, 2026.”

(b) Recital C. The last three sentences of Recital C are amended and restated in their entirety to read: “The Note provides for the issuance to the Buyer of shares of Common Stock as interest in kind (“PIK Shares”) as and when provided therein. The Commitment Shares and the PIK Shares (if and when issued) are collectively referred to herein as the “Aggregate Commitment Shares.” The Note (including each Advance thereunder), the Commitment Shares and, upon issuance, the PIK Shares are collectively referred to herein as the “Securities.””

(c) Recital E. Recital E is amended by (i) replacing the words “the Commitment Shares and the Renewal Commitment Shares (if and when issued)” with “the Commitment Shares and the PIK Shares (if and when issued)” and (ii) replacing the words “the Note and the Commitment Shares shall be” with “the Securities shall be”.

(d) Section 1(e) (Renewal Commitment Shares). Section 1(e) is amended and restated in its entirety to read: “PIK Shares. The Company shall issue to the Buyer PIK Shares as and when required by Section 2(f) of the Note. The PIK Shares shall be issued in book-entry form, registered in the name of the Buyer (or its designee) on the Company’s share register, and shall bear the restrictive legend set forth in Section 5(b) if there is no registration statement covering the PIK Shares in effect, in which event the PIK Shares shall be subject to the transfer restrictions set forth in Section 5(c). The PIK Shares shall be “Registrable Securities” under the Registration Rights Agreement and shall be entitled to the same registration rights as the Commitment Shares.”

(e) Other references to Renewal Commitment Shares. Except as otherwise expressly amended hereby, each other reference in the Purchase Agreement to the “Renewal Commitment Shares,” including in Sections 3(d), 3(j), 4(d), 5(c), 5(d), 5(e) and 6 shall be deemed a reference to the PIK Shares.

(f) Section 2 (Buyer’s Representations and Warranties).

(i) The lead-in to Section 2 is amended and restated to read: “The Buyer represents and warrants to the Company that, as of the date hereof, as of the Closing Date, as of the Restatement Date and as of each Funding Date (as defined in the A&R Note):”. For purposes of each representation and warranty made as of the Restatement Date or any Funding Date, (A) references to the “Securities” include the A&R Note (including each Advance funded on or before such date) and any PIK Shares issued on such date, and (B) references to “the date hereof” mean such date.

(ii) The proviso to the first sentence of Section 2(c) (Investment Purpose) is amended by replacing each reference to “the Commitment Shares” with “the Commitment Shares or the PIK Shares”.

(iii) Section 2 is amended by adding the following new Section 2(n):

“(n) Material Non-Public Information. The Buyer acknowledges that it has received and may in the future receive from the Company, including pursuant to Sections 5(k) and 5(l) of the A&R Note, information that constitutes material non-public information concerning the Company. The Buyer shall hold such information in confidence, and is aware of the restrictions imposed by the United States securities laws on any Person who has received material non-public information about the Company from purchasing or selling securities of the Company while in possession of such information. The Buyer’s decision to fund any Advance and to acquire any PIK Shares is made on the basis of its own independent evaluation, and, without limiting Section 2(f), the Buyer acknowledges that, except for the representations and warranties expressly set forth in Section 3 and in the other Transaction Documents, the Company has made no representation or warranty in connection therewith.”

(g) Section 3 (Representations and Warranties of the Company).

(i) The first sentence of Section 3 is amended and restated to read: “The Company represents and warrants to the Buyer that the following representations are true and correct as of the date hereof, as of the Closing Date, as of the Restatement Date and as of each Funding Date (as defined in the Note).” For purposes of each representation and warranty made as of the Restatement Date or any Funding Date, (A) references to the “Securities” and to the “Commitment Shares” include the A&R Note (including each Advance funded on or before such date) and the PIK Shares, and (B) references to “the date hereof” and to “the date of this Agreement” mean such date.

(ii) (a) The definition of “Transaction Documents” in Section 3(b) is amended to include this Amendment, the RRA Amendment, each Draw Request and each Draw Approval, and (b) the parenthetical in Section 3(b) in amended and restated in its entirety to read: “(other than applicable filings with the SEC in the ordinary course and any NASDAQ supplemental listing application for the issuance of PIK Shares)”

(iii) Section 3(c) (Issuance of Securities) is amended and restated in its entirety to read: “Issuance of Securities. The issuance of the Note and the Commitment Shares at the Closing is duly authorized. The issuance of the PIK Shares, if and when issued in accordance with the Note, is duly authorized. Upon issuance in accordance with the Transaction Documents, (i) the Note (including each Advance thereunder) shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to customary enforceability exceptions, and (ii) the Commitment Shares and the PIK Shares (if and when issued) shall be validly issued, fully paid, and non-assessable, free from all Liens with respect to the issuance thereof, with the holders entitled to all rights accorded to holders of Common Stock. Subject to the accuracy of the Buyer’s representations herein, the offer and issuance of the Securities is exempt from registration under the 1933 Act.”

(iv ) Section 3(d) (No Conflicts) is amended by (A) replacing the words “(including the issuance of the Note and the Commitment Shares)” with “(including the issuance of the Note (and the making of each Advance thereunder), the Commitment Shares and the PIK Shares)” and (B) amending and restating clause (ii) thereof in its entirety to read: “(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company or any of its Subsidiaries is a party, or”.

(v) Section 3(f) (Required Consents) is amended and restated in its entirety to read: “Required Consents. No consent, waiver, or approval of any lender, noteholder, or other creditor of the Company or any of its Subsidiaries is required in connection with the execution and delivery of the Transaction Documents, the issuance of the Securities or the making of any Advance under the Note.”

(vi) Section 3(g) (No Integrated Offering) is amended to refer to each Advance and each issuance of PIK Shares.

(vii) Section 3(k) (Capitalization) is amended by amending and restating the second and third sentences thereof in their entirety to read: “The Company has sufficient authorized but unissued shares of Common Stock to issue the Commitment Shares and all PIK Shares issuable under the Note, subject to Section 2(g) of the Note, without exceeding the Company’s authorized share count. The issuance of the Commitment Shares and the PIK Shares (if and when issued) will not trigger any anti-dilution, adjustment, or similar provision under any existing agreement, instrument, or security of the Company or any of its Subsidiaries.”

(vii) Section 3(p) (Expense Reimbursement) is amended by adding the following at the end thereof: “The Company shall also pay the reasonable and documented out-of-pocket legal fees incurred by the Buyer in relation to the preparation, negotiation and completion of Amendment No. 1 to this Agreement, the RRA Amendment (as defined therein) and the

A&R Note (as defined therein), which amount, for the avoidance of doubt, will not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate. No commitment, undrawn or draw fee shall be payable in connection with the Note.”

(h) Section 4(c) (Information Cooperation). The last sentence of Section 4(c) is amended by replacing the words “the Commitment Shares” with “the Commitment Shares or the PIK Shares”.

(i) Section 4(f) (Renewal). Section 4(f) is amended and restated in its entirety to read: “Renewal. The A&R Note provides the Company with the option to extend the Maturity Date for the Renewal Term in accordance with Section 3(d) of the A&R Note. If the Company exercises such option: (i) the Company shall issue PIK Shares to the Buyer in accordance with Section 2(f)(iii) of the Note; (ii) all covenants, obligations, and terms of the A&R Note and this Agreement shall continue in full force and effect during the Renewal Term; and (iii) Interest shall continue to accrue at the Cash Interest Rate during the Renewal Term.” The Company may request that the Holder confirm its representations and warranties in Section 2 of the Purchase Agreement upon renewal of the A&R Note.

(j) Section 6 (Conditions to the Company’s Obligation to Sell). The first sentence of Section 6 is amended by deleting the words “(and, if the renewal option is exercised, the Renewal Commitment Shares)”.

3. Conditions to Effectiveness. The amendments set forth in Section 2 and the A&R Note shall become effective on the date on which each of the following conditions has been satisfied or waived by the Party for whose benefit it exists: (i) execution and delivery of this Amendment, the RRA Amendment and the A&R Note by each party thereto; (ii) approval of the A&R Note and the issuance of the PIK Shares by the Company’s Board of Directors and its Audit Committee as related party transactions; (iii) the representations and warranties of each Party in Sections 2 and 3 of the Purchase Agreement, as amended hereby, being true and correct in all material respects as of the Restatement Date; (iv) payment in cash of all Interest accrued and unpaid under the Note through the Restatement Date; and (v) no material adverse change shall have occurred with respect to the Company’s financial condition or ability to perform its obligations under the A&R Note since the date of this Amendment.

4. Termination. This Amendment may be terminated by either Party upon written notice to the other Party if the date on which the conditions to effectiveness in Section 3 above have not been satisfied or waived on or before November 9, 2026, in which event the Note (in the form in effect immediately prior to the date hereof), the Purchase Agreement and the Registration Rights Agreement shall continue in full force and effect without amendment.

5. Miscellaneous.

(a) Effect of Amendment. Except as expressly amended hereby, the Purchase Agreement remains in full force and effect. From and after the Restatement Date, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean the Purchase Agreement as amended by this Amendment.

(b) Incorporation by Reference. Section 10 of the Purchase Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows]

In witness whereof, the Buyer and the Company have caused their respective signature page to this Amendment No. 1 to Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

FOLD HOLDINGS, INC.

By: /s/ Will Reeves
Name: Will Reeves
Title: Chief Executive Officer

BUYER:

SATS CREDIT FUND LP
By: SATS Credit Fund GP LLC, its general partner

By: /s/ Jonathan Kirkwood
Name: Jonathan Kirkwood
Title: Managing Member

Signature Page to Amendment No. 1 to Purchase Agreement